GUARANTEE

     THIS AGREEMENT TO GUARANTEE is made this 14th day of December, 1998 by and between Gold Coast Resources, Inc., a Nevada corporation (the "Seller"), and Lexington Sales Corporation Ltd., Isle of Man corporation (the "Guarantor") and AmeriResource Technologies, Inc., a Delaware corporation (the "Buyer").

     WHEREAS, the Seller has entered into a Stock Purchase Agreement for the sale of 100% of the common stock of the Travel Agent's Hotel Guide, Inc. ("Travel") with the Buyer for $3,350,000;

     WHEREAS, the Seller has received a Convertible Debenture as payment in lieu of cash and is requiring the Buyer to find a third party to guarantee that the Seller receive no less than $3,350,000 in value for the 100% interest in Travel in the event that the Debenture does not satisfy the $3,350,000 obligation;

     WHEREAS, the Guarantor agrees to guarantee that the Seller will receive no less than $3,350,000 in value for the purchase of Travel by the Buyer in exchange for Twenty Million (20,000,000) shares of the Buyer's common stock;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the Seller, Buyer and Guarantor agree as follows:

     Section 1 - Terms and Compensation

     A. Guarantor shall guarantee Buyer's performance under the Stock Purchase Agreement between the Seller and Buyer dated December 14, 1998, by paying sufficient value to Seller for any deficiencies under the Stock Purchase Agreement up to $3,350,000.

     B. Buyer shall pay Guarantor Twenty Million (20,000,000) shares of Buyer's common stock in exchange for guaranteeing payment to Seller

     Section 2 - Buyer's Representations

     Buyer represents, warrants and covenants to Guarantor that each of the following are true and complete as of the date of this Agreement:

     A. Corporate Existence. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with full corporate power and authority and all necessary governmental authorizations to own, lease and operate property and carry on its business as it is now being conducted. Buyer is duly qualified to do business in and is in good standing in every jurisdiction in which the nature of its business or the property owned or leased by it makes such qualifications necessary.

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     B.  Disclosure  Documents.  Buyer  has  or  will  cause  to  be  delivered, concurrent with the execution of this Agreement, copies of its articles of incorporation and bylaws, each as amended and as in effect on the date hereof, and any documents that may be required to effectuate any transaction contemplated herein.

     C. Buyer's Capitalization. The authorized capitol stock of Buyer consists of 500,000,000 shares of common stock, par -----------------------
         value $.0001 per share, of which 472,000,000 shares are issued and outstanding. Buyer has no treasury stock. All of the shares to be issued hereunder have been, or will be at the time of issuance, duly authorized and validly issued, are fully paid and nonassessable and will be issued to the Guarantor free and clear of any liens, charges, encumbrances, security interests, options, rights or claims of others with respect thereto. There are no preemptive or similar rights on the part of any holder of any class of securities of Buyer. No options, warrants, calls, conversion, subscription or other rights, agreements or commitments of any kind obligating Buyer contingently, or otherwise, to issue or sell any shares of its capital stock of any class, or any securities convertible into or exchangeable for any such shares, are outstanding and no authorization therefor has been given. The shares are not subject to any contractual restrictions relating to their disposition. All voting rights are vested exclusively in the common stock of Buyer.

     D. Buyer's Authority for Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer enforceable in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Buyer. To the best of Buyer's knowledge, after due inquiry, the execution and delivery of this agreement and the consummation of the transaction contemplated herein will not conflict with any mortgage, indenture, lease, contract, commitment, agreement, or other instrument, permit, concession, grant, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets.

     E. Consents and Authorizations. No consent, approval, order or authorization of, or registration, declaration, compliance with or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement to permit the consummation by Buyer of the transactions contemplated herein or to prevent the termination of any material right, privilege, license or agreement of Buyer or to prevent any material loss to Buyer or the Buyer's business, by reason of the transactions contemplated herein.

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     F.  Financial Statements.

         (i) Buyer has delivered to the Guarantor a true and complete copy of the Buyer's Form 10KSB as of December 31, 1997, and each subsequent Form 10QSB filed up to September 30, 1998.

     G. Compliance with Law. To the best of Buyer's knowledge, after due inquiry, Buyer is not in violation of or default under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties or business. There are no proceedings pending or threatened which may result in the revocation, cancellation, suspension, or any adverse modification of any permit, concession, grant, franchise, license or other governmental authorization or approval necessary for the conduct of Buyer's business or which question the validity of this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Buyer has all franchise, licenses, permits and other governmental approvals necessary to enable it to carry on its business as presently conducted, except where the failure to have such franchises, licenses or permits or other governmental approvals would not have, individually or in the aggregate, a material and adverse affect on Buyer's business.

     H. Nature of Representations. No representation or warranty made by Buyer in this Agreement, nor any document or information furnished or to be furnished by Buyer to the Guarantor in connection with this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, or omits to state any material fact relevant to the transactions contemplated by this Agreement.

     Section 3 - Miscellaneous

     A. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

     B. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     C. Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent, waiver or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse.

     D.  Assignment:

         (i) The rights and obligations of the Guarantor under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. There shall be no rights of transfer or assignment of this Agreement by Buyer except with the prior written consent of the Guarantor.

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         (ii) Nothing in this  Agreement,  expressed or implied,  is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

     E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Unites States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

         (i) In the case of Guarantor to:

                 Lexington Sales Corporation Ltd.
                 ________________________________
                 ________________________________
                 ________________________________


         (ii) In the Case of Buyer to:

                 AmeriResource Technologies, Inc.
                 8815 Long Street
                 Lenexas, Kansas 66215

         or to such other person or address designated by Buyer in writing to receive notice.

     F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

     G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

     H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Kansas, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Johnson County, Kansas. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

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     J.  Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to ---------------- enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs, or other costs. Should either party be represented by in-house counsel, all parties agree that that party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

     K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     L. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     M. Indemnification. Buyer and Guarantor agree to indemnify, hold harmless and, at the party seeking indemnification's sole option, defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court fees, and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement. Neither party shall be responsible to the other party for any consequential or punitive damages.

     N. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

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     IN WITNESS WHEREOF,  the Company has duly executed this Agreement as of the date first written above.

                         AMERIRESOURCE TECHNOLOGIES INC.


                                    By: /s/ Delmar Janovec
                                        ------------------
                                    Name:  Delmar Janovec
                                    Title: Chief Executive Officer

                                    Gold Coast Resources, Inc.

                                    By:
                                    Name:
                                    Title:

                                    Lexington Sales Corporation Ltd.


                                    By:  /s/ Gordon Haywood
                                         ------------------
                                    Name:    Gordon Heywood
                                    Title:






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